EXHIBIT 99.2


    FISCAL YEAR 2006 EXECUTIVE OFFICER CASH MERIT BONUS PLAN
    _________________________________________________________

   The bonus plan (the "Plan") has been structured with two key components:

  1. profit before tax ("PBT") actual results as compared to the budgeted PBT for the fiscal year; and

  2.   individual goals for the fiscal year.


Percent of          Maximum Bonus as a Percent of Base Salary for Achieving
 Budgeted          __________________________________________________________
   PBT
 Achieved               PBT Goal        Individual Goals         Total
______________     __________________  __________________  __________________

115% or more              96%                  54%                150%
______________     __________________  __________________  __________________

  Between          Sliding percentage  Sliding percentage
 100%-115%              48%-96%             12%-54%
                    0.003125% of PBT    0.003571% of PBT
                        = 0.01%             = 0.01%
______________     __________________  __________________  __________________

   100%                    48%                 12%                 60%
______________     __________________  __________________  __________________

 Between           Sliding percentage  Sliding percentage
 95%-100%              24%-48%                6%-12%
                    0.002083% of PBT    0.008333% of PBT
                       = 0.01%              = 0.01%
______________     __________________  __________________  __________________

   95%                     24%                  6%                 30%
______________     __________________  __________________  __________________

Less than 95%               0%                  0%                  0%
______________     __________________  __________________  __________________


     * The sliding percentages will be calculated to the nearest 1/100 of a percentage point, i.e., 0.01%.

     * These a maximum goals which means that even if the goals comprising the components are achieved at least to some degree that would technically merit a bonus, the Committee, in its discretion, may downwardly adjust the potential bonus award to a lesser percentage including 0% to take into consideration unusual events.